Exhibit 99.1
NYSE Amex: FIT Shareholder Meeting May 27, 2009

Safe Harbor Statement The information in this presentation contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations or beliefs concerning future events. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking. All information or any statements that use terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "target," "will," "forecast" and similar words or expressions is forward looking. The Company's forward-looking statements generally relate to its growth strategies, investment spending, financial results, marketing and sales efforts, acquisition plans and cash requirements. Although it is not possible to foresee all of the factors that may cause actual results to differ from the Company's forward-looking statements, such factors include, among others, the risk factors identified by the Company from time to time in the periodic reports it files with the Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. You should not consider such risks to be the only ones we may face from time to time. We undertake no obligation to update any forward-looking statements.

Overview More than 3,000 focused health professionals, with more than 400 client locations and 185 client accounts Predictable revenue model Our Mission: To improve the health and well-being of the people we serve. Revenue Diluted EPS Adjusted for 1:2 reverse stock split Leading provider of integrated employee health and productivity management solutions; helping companies offset rising healthcare costs by improving employee health and wellness

Business Segments Market Share High Low Profitability High Low Fitness Mngt 53% of FY 08 Revenue -3% FY 08 Rev growth FY 08 Gross Margins-24% Health Mngt 47% of FY08 Revenue 33% FY08 Rev growth FY08 Gross Margins-38%

Client Overview We provide health and lifestyle improvement programs to some of the largest companies in the world.

Health Management

Health Management Engaged by corporations, universities and municipalities to provide integrated employee health and productivity solutions eHealth Platform Health risk assessments Biometric screenings Health coaching Revenue is generated on a per participant basis 189 clients with 182 locations Approximately 40% of GROWTH in annual revenue derived from new contracts secured within the previous 12 months 60% of annual growth comes from customers older than 12 months Health Management Revenue Health Management Gross Margins

University of Louisville ROI Example Large research university - 4,500 employees FIT provided Health Risk Assessment, health advising and coaching services and incentive programs Analyzed medical claims from July 2006 to October 2008 FIT services provided an ROI of 2.7 to 1 Per Member Per Year savings of $234, or more than $1 million annually

Health Management: Growth Drivers Obama Administration - offers a possible growth opportunity for prevention and wellness Employers tying healthcare premiums to participation in health improvement programs Launched mid-market (250 - 1,500 employees) offering tied to telephonic health coaching and eHealth platform NCQA Accreditation process - expected September 2009 Healthy Workforce Act - proposes tax breaks for companies that offer a wellness program to employees

Fitness Management

Fitness Management Engaged by corporations, universities and municipalities to manage fitness centers on location Staffing Services Value-Added Program Services HealthFitness receives multi-year contracts at 'cost plus' to provide core program services 114 clients with 211 locations Average contract length: 3 years Typically 1/3 up for renewal annually with 5 - 8% annual attrition Approx. 92 - 95% of revenue visible at the beginning of each year Fitness Management Revenue Fitness Management Gross Margins

Fitness Management Stable customer base 92% - 95% annual retention Predictable revenue stream and cash flow Fitness customers represent a platform for other products and services Fitness Management provided the resources to grow our higher-margin Health Management business Due to the strength of Fitness Management resources and cash flows, we did not have to raise capital, or incur debt to develop our Health Management business

Financial Overview

Company Highlights Revenue growth: Q109 Health Mgt. revenue growth of 13% Q109 Company revenue growth of 3% 3-year revenue CAGR of 10% Diluted EPS growth: Q109: $0.10 vs. $0.03 / FY 2008: $0.27 vs. $0.09 Improving gross margins: Q109 Health Mgt - 42%, vs. 36% a year ago Q109 Total - 33%, vs. 29% a year ago FY 2008 Company: 31% versus 28% for 2007 Reduced Op Ex as a percent of revenues: Q109: 23.9% vs. 25.6% 24.4% (FY 2008) vs. 25.4% (FY 2007) Q109 Revenue Q109 Diluted EPS Adjusted for 1:2 reverse stock split

Health Management: Revenue / Gross Margin Annual Revenue Gross Margin Staffing CAGR (2004-2008): 12.1% Programs CAGR (2004-2008): 115.5%

Fitness Management: Revenue / Gross Margin Annual Revenue Gross Margin Staffing CAGR (2004-2008): 0.2% Programs CAGR (2004-2008): 10.0%

Total Revenue CAGR (2004-2008): 10.3% CAGR (2004-2008): 3.3% CAGR (2004-2008): 69.4%

Total Gross Margin

Operating Expense as a % of Revenues Improving Op Ex as a % of Revenues 2006: 21.9% 2007: 25.4% 2008: 24.4%

Quarterly Diluted EPS Adjusted for 1:2 reverse stock split 2006: $0.05 2007: $0.09 2008: $0.27

Balance Sheet / Ratio Highlights Q1 2009 - March 31, 2009 Cash and equivalents: $5.3 million (as of 03/31/09) Current ratio: 2.5 Liquidity position: $8.8 million (cash plus unused line of credit) Stockholders' equity of $29.2 million Book value per share: $2.91 Price / Earnings (TTM)*: 10.0x Enterprise Value/Sales (TTM)*: 0.38 No long-term or short-term debt *Market Value as of 05/11/09

Investment Highlights Higher growth and higher margin Health Management segment becoming larger portion of overall Company Leading stand-alone provider of integrated health and fitness management services for employers Decreasing SG&A as a percent of revenues Predictable revenue for both segments Compelling industry dynamics - rising health care costs. Government wants to trim $2 trillion from national healthcare spend over next 10 years. Healthy Workforce Act tabbed as a catalyst for wellness growth. Significant and visible growth opportunities Well-Qualified and experienced management team

Management Team Gregg Lehman - President/CEO Wes Winnekins - CFO John Griffin - COO Jeanne Crawford - CHRO Brian Gagne - SVP Account Services David Hurt - VP Account Services Katherine Meacham - VP Account Services Mark McConnell - SVP Business Development John Ellis - CIO James Reynolds - CMO

Board of Directors Mark W. Sheffert - Chairman Gregg O. Lehman, Ph.D. - President and CEO David F. Durenberger K. James Ehlen, M.D. Linda Hall Keller, Ph.D. Wendy Lynch, Ph.D. (expected May 27, 2009) Robert J. Marzec John C. Penn Curtis M. Selquist Rodney A. Young

Q & A